UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 26, 2008
(Date of earliest event reported: November 24, 2008)
FRESH IDEAS MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-132252	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 87 No. 8 Coastal Way, Floor 2, Construction Bank, FTZ Tianjin Province, The People’s Republic of China	300461

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 22-2576-2771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Fresh Ideas Media, Inc. (the “Company”) is filing this Amendment (the “Amendment”) to the Company’s Current Report on Form 8-K filed on November 24, 2008 (the “Report”) to amend information previously reported with respect to the appointment of Stonefield Josephson, Inc. (“Stonefield Josephson”), an Independent Registered Public Accounting Firm, to serve as the Company’s independent auditors.

This Amendment is filed solely to amend Item 4.01 of the Report and does not in any way alter or amend Items 5.02 and 9.01 of the Report as previously filed. These items, together with the corresponding Exhibit 16, remain unchanged in all respects from the original Report.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 24, 2008, the Board of Directors of the Company dismissed Ronald R. Chadwick, P.C. as the independent auditors of the Company and appointed Stonefield Josephson, an Independent Registered Public Accounting Firm, to serve as the Company’s independent auditors.

On November 10, 2008, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Ever Auspicious International Limited, a Hong Kong company (“HKCo”) and Bright Praise Enterprises Limited, a British Virgin Islands company (the “Bright Praise”), pursuant to which the Company acquired all of the issued and outstanding capital stock of HKCo, an inactive holding company, from Bright Praise in exchange for 11,700,000 newly-issued shares of Common Stock, representing approximately 64.64% of the issued and outstanding Common Stock (the “Exchange”). The closing of the Exchange (the “Closing”) occurred on the same day. As a result of the Exchange, HKCo became a wholly owned subsidiary of the Company, and Bright Praise became the Company’s majority stockholder. HKCo wholly owns the operating subsidiary Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd. (formerly Tianjin Shisheng Investment Group Co. Ltd.) (“Shisheng”) a company formed under the laws of the People’s Republic of China (the “PRC”) and doing business in the PRC, and Shisheng has three majority owned operating subsidiaries, Tianjin Hengjia Port Logistics Corp. (“Hengjia”), Tianjin Ganghui Information Technology Corp. (“Ganghui”), and Tianjin Zhengji International Trading Corp. (“Zhengji”), each of which is a company formed under the laws of the PRC and doing business in the PRC. As a result of the Exchange, the operations of HKCo, through its operating subsidiaries, Shisheng, Hengjia, Ganghui and Zhengji, are the primary operations of the Company.

Ronald R. Chadwick, P.C. had been the independent accountants of the Company since January 25, 2007. Their report dated January 18, 2008 on the Company’s audited financial statements for the Company’s fiscal year ended November 30, 2007 did not contain an adverse opinion or a disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles, except for a “going concern” uncertainty. During the Company’s two most recent fiscal years and the subsequent interim period through the date Ronald R. Chadwick, P.C. was dismissed, there were no disagreements between the Company and Ronald R. Chadwick, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ronald R. Chadwick, P.C.’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. During the Company’s two most recent fiscal years and through the subsequent interim period through the date Ronald R. Chadwick, P.C. was dismissed, Ronald R. Chadwick, P.C. did not advise the Company as to any reportable events as set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

Stonefield Josephson has been the independent accountants for Shisheng since January 8, 2008 to present. The Board of Directors determined that because the financial statements of the Company are tantamount to the financial statements of its new wholly-owned subsidiary HKCo’s wholly-owned operating subsidiary Shisheng, for reasons of continuity, Stonefield Josephson should become the independent accountants of the Company.

During the Company’s two most recent fiscal years and through the subsequent interim period through the date Ronald R. Chadwick, P.C. was dismissed, the Company has not consulted with Stonefield Josephson regarding the application of accounting principles to a specified transaction, either completed or proposed, or any of the matters or events set forth in Item 304(a)(2) of Regulation S-K. In addition, prior to the Exchange, neither HKCo nor Shisheng consulted with Ronald R. Chadwick, P.C. as to any accounting or auditing matter.

The Company has requested and received from Ronald R. Chadwick, P.C. a letter, dated November 24, 2008, addressed to the Securities and Exchange Commission stating that Ronald R. Chadwick, P.C. agrees with the above statements. A copy of the Ronald R. Chadwick, P.C. letter is incorporated by reference to Exhibit 16 to the Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
16	Letter dated November 24, 2008 from Ronald R. Chadwick, P.C. to the Securities and Exchange Commission (incorporated by reference to Exhibit 16 to the Company’s Form 8-K, filed November 24, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH IDEAS MEDIA, INC.

Dated: November 26, 2008	By:	/s/ Tong Shiping
Name: Mr. Tong Shiping
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
16	Letter dated November 24, 2008 from Ronald R. Chadwick, P.C. to the Securities and Exchange Commission (incorporated by reference to Exhibit 16 to the Company’s Form 8-K, filed November 24, 2008).